UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2012 Incentive Cash Bonus Payment Determinations

In the first quarter of 2012, the Nominating, Governance and Compensation Committee of our Board of Directors, or the Committee, established our 2012 Bonus Plan, or the 2012 Bonus Plan. Under the 2012 Bonus Plan our executives were provided with the opportunity to earn cash bonus payments conditioned upon the achievement of specified goals. Under the 2012 Bonus Plan, each individual was assigned a target bonus opportunity, calculated as a percentage of that individual’s 2012 base salary. The 2012 Bonus Plan also contemplated that the Committee, in its discretion, could determine whether to either increase the payout under the 2012 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warranted.

Under the 2012 Bonus Plan, the range of bonus opportunity as a percentage of 2012 base salary for each of our named executive officers was as follows:

Name	2012 Base Salary		2012 Target Bonus Percentage
Les Cross, Chairman and CEO	$500,000		75%
William Patrick Ryan, COO and President, International	$350,000		50%
Michael O’Neill, CFO	$325,000		50%
Tom McLeer, SVP, U.S. Commercial Operations	$325,000		N/A (2)
Mitsuo Asai, President, Alphatec Pacific	$361,055	(1)	30%

(1)	For the purposes of this table, Mr. Asai’s 2012 base salary was converted from Japanese Yen to U.S. Dollars using the exchange rate as of December 31, 2012.

(2)	As per his employment agreement, Mr. McLeer’s 2012 target bonus was established at $40,000 and not a percentage of his 2012 base salary.

Bonus Payout for each of Les Cross, Patrick Ryan, Michael O’Neill and Tom McLeer

Under the terms of our 2012 Bonus Plan, the payout for each of Messrs. Cross, Ryan and O’Neill was based on our achievement of certain corporate goals and the executive’s achievement of personal goals during 2012. A minimum corporate goal achievement was required for an executive to earn any bonus related to the corporate component of the bonus. In the event that our corporate performance exceeded the targeted amount of the corporate component of the bonus, such component could exceed its target bonus percentage.

Mr. McLeer’s bonus payout was based upon his achievement of goals established jointly between Mr. McLeer and our Chairman and CEO.

The corporate goals in the 2012 Bonus Plan for each of Messrs. Cross, Ryan and O’Neill were established by our Board of Directors. Such corporate goals were based upon our free cash flow in 2012. In February of 2013, the Committee reviewed the achievement of these corporate goals and determined that we did not meet the threshold amount for the corporate goal portion of the 2012 Bonus Plan.

On April 1, 2013 the Committee approved the following cash bonuses for the named executive officers listed below, which were paid to the individuals in April 2013.

Name	2012 Bonus Plan Compensation
Les Cross	$150,000
William Patrick Ryan	$88,000
Mike O’Neill	$81,500
Thomas McLeer	$40,000

Bonus Payout for Mitsuo Asai

Under the terms of our 2012 Bonus Plan, the payout for Mitsuo Asai was based on Alphatec Pacific’s achievement of certain corporate goals during 2012. A minimum corporate goal achievement was required for Mr. Asai to earn any bonus. In the event that Alphatec Pacific’s performance exceeded the targeted amount of the corporate goal, Mr. Asai’s bonus could exceed its target bonus percentage.

Alphatec Pacific’s corporate goals were approved by our Board of Directors. Such corporate goals were based upon Alphatec Pacific’s achievement of revenue and pre-tax profitability goals.

In 2012, Alphatec Pacific achieved a percentage of its corporate goals that entitled Mr. Asai to earn 110% of his target bonus. On April 1, 2013 the Committee approved the following cash bonus for Mr. Asai, which was paid in April 2013:

Name	2012 Bonus Plan Compensation
Mitsuo Asai	$109,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: April 5, 2013	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President